EXHIBIT 10(j)

MASTER TEAMING AGREEMENT

THIS MASTER TEAMING AGREEMENT (the “Agreement”) is made and entered into as of 27th day of February, 2004 by and between by and between SAMSUNG SDS CO., LTD., a corporation duly organized and existing under the laws of the Republic of Korea, having offices at 707-19, Yoksam-2-Dong, Gangnam-Gu, Seoul, Korea (“SDS”) and E-SMART KOREA INC., a corporation duly organized and existing under the laws of the Republic of Korea, having offices at with its office at at 642-9, Songchon B/D 9F, Yeoksam-dong, Gangnam-gu, Seoul, Korea (the “e-SMART”).

WITNESSETH

WHEREAS, SDS is engaged in the business of IT Systems Integration;

WHEREAS, e-SMART is engaged in the business of creating and marketing unique biometric, network and smartcard security and operating systems;

WHEREAS, SDS and the e-SMART have and will identify certain business opportunities where they agree by combining the expertise of both parties and by working together creates a greater number of these certain business opportunities and a greater possibility of winning these certain business opportunities of mutual interest than if each worked alone;

WHEREAS, The parties intend to jointly review and evaluate each such certain business opportunity and any such opportunity that they mutually agree to pursue, if any, shall be deemed a potential project (the “Project(s)”);

WHEREAS, In the event that the parlies agree to pursue any Project further, a detailed definitive agreement for each such Project shall be prepared and signed by the parties on a project-by-project basis (the “Project Teaming Agreement”); and

WHEREAS, SDS and e-SMART desire to collaborate on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1. RELATIONSHIP OF THE PARTIES

1.1 The relationship between the parties shall be that of independent contractor. There shall be no joint liability for losses and expenses and no joint participation in profit or losses. Nothing contained in this Agreement will be construed as creating a joint venture, partnership, agency or employment relationship between the parties.

1.2 Neither party shall represent itself as the agent of the other party.

1.3 The parties agree that this Master Teaming Arrangement is non-exclusive in nature.

2. SCOPE OF COOPERATION

2.1 The parties shall cooperate with each other in identifying, reviewing and evaluating the Projects. The parties have already identified the Projects set forth in Exhibit A as being of potential interest.

2.2 The parties shall provide each other promptly with all information and assistance reasonably required for the purposes of reviewing and evaluating each Project.

2.3 In the event that the parties agree to pursue a certain Project together, a “Project Teaming Agreement” shall be prepared and signed by the parties for purposes of preparation and submission of a proposal and/or tender to the customer for such Project.

2.4 Under each Project Teaming Agreement the parties shall define their business relationship for the Project and agree to cooperate in the preparation and submission of the proposal and/or tender to the customer. Each party shall be responsible for preparing the content of the proposal and/or tender for its scope of work and for ensuring that its scope of work is complete for the purpose of the proposal and/or tender.

2.5 With respect to any Project or business opportunity where no Project Teaming Agreement is sought or executed by the parties hereto in a timely manner, each party is free to pursue same without any obligation hereby or hereunder.

3. PROJECT AGREEMENT

3.1 For each customer contract awarded, the parties shall enter into an agreement (the “Project Agreement”) for the purpose of performing the Project.

4. INTELLECTUAL PROPERTY

4.1 All intellectual property rights, including, without limitation to the generality of the foregoing, copyright, in any material produced in pursuance of the proposal and/or tender, shall vest in and at all times remain vested in the originator of that material.

4.2 Neither party shall gain or acquire by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, trademarks or any other intellectual property rights owned by the other.

4.3 Neither party shall use the trademarks, service marks, proprietary words or symbols of the other party without the express prior written consent of the other party.

5. CONFIDENTIALITY

5.1 Both Parties acknowledge that each party may disclose information to the other party, its business plans, its business activities and operations, its technical information and trade secrets, which is marked or otherwise identified as confidential or proprietary. Each party shall hold such information in strict confidence and shall not reveal the same, except for any information which is: generally available to or known to the public; known to such party prior to the negotiations leading to this Agreement; independently developed by such party outside the scope of this Agreement; or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential materials or data relating to its own business.

6. EXPENSES

6.1 Unless otherwise expressly agreed, each party shall bear all costs and expenses incurred by it in performance of all obligations to the other under the Agreement. Neither party will be liable for costs incurred by the other or the reimbursement of out-of-pocket expenses or any compensation relating to this Agreement.

7. COMPLIANCE

7.1 Each party shall comply with all applicable laws and regulations in performing obligations under this Agreement.

8. LIMITATION OF LIABILITY

8.1 In no event shall either party or its officers, directors or employees be liable to the other party for any indirect, incidental, special, exemplary or punitive damages in the event of a breach of this Agreement.

9. TERM AND TERMINATION

9.1 This Agreement shall be effective as of the date of this Agreement.

9.2 This Agreement shall terminate upon the earliest of the following events:

(a)	By either party, if the performance of this Agreement is prevented or substantially interfered with an event of Force Majeure for a period of more than (60) days;

(b)	By either party, if the other party materially breaches of its obligations under this Agreement and if remediable, fails to remedy such breach within thirty (30) days of written notice of the breach;

(c)	By either party, if the other party is dissolved or liquidated becomes insolvent or if voluntary or involuntary bankruptcy proceedings are instituted or a receiver is appointed for the benefit of the creditors;

(d)	By either party, if the other party ceases to do business for any reason; or

(e)	By either party upon thirty (30) days prior written notice to the other party; or

(f)	Mutual agreement of the parties.

9.3 Clauses 4, 5, 8 and 10 shall survive the termination of this Agreement.

10. GENERAL PROVISIONS

10.1 Force Majeure. Neither party shall be liable for any delay or failure in performing its obligations hereunder due to causes beyond the reasonable control of the parties, including but not limited to, natural disaster, strikes, lock outs, war (declared or undeclared), mobilization (preparation for war), revolutions, riots, sabotage, terrorism or acts of any governmental authority.

10.2 Publicity. Any news release, public announcement, advertisement, or publicity to be released by either party concerning this Agreement shall be subject to prior written mutual approval of the other party which shall not be unreasonably withheld. To the extent any announcement is or may be required by law, the party so required shall in good faith attempt to get timely approval from the other party. If timely approval is not forthcoming, the requesting party shall be free to comply with such law or regulation in good faith.

10.3 Assignment. No party shall assign, sub-contract and/or delegate its rights or obligations under this Agreement without the prior written consent of the other party.

10.4 Entire Agreement. With the exception of a previously executed “Mutual Non Disclosure Agreement” which shall remain in force between the parties, this Agreement, including the Exhibits attached hereto, if any, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous proposals or agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement.

10.5 Severability. If any provision of this Agreement, or any part thereof, is held to be invalid, voidable or unenforceable, the remainder of this Agreement shall be in full force and effect, and each remaining provision of this Agreement shall be valid and enforceable.

10.6 Amendment. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by duly authorized representatives of the parties.

10.7 Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy,

10.8 Governing Law/Dispute Resolution. This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Korea. All disputes, controversies or differences which may arise out of or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in SEOUL, KOREA in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board. The arbitration panel shall consist of three (3) members the chairman of which shall be from a neutral country and background. The award rendered by the arbitrators shall be final and binding upon the Parties concerned.

IN WITNESS WHEREOF, the parties have caused this Master Teaming Agreement to be signed and delivered by their duly authorized representatives as of the date first above written.

SAMSUNG SDS CO., LTD.

By:	/s/ H. H. ROH

Kanghoon Lee / Executive Director Global Business Marketing Team
E-SMART KOREA INC.

By:	/s/ Richard IK Kim

Richard IK Kim / Managing Director

{NOTE: This is the Signature Page to the Master Teaming Agreement by and
between Samsung SDS and e-Smart Korea, Inc., dated as of February 25, 2004}

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

Exhibit A

-	Thailand National Security Card Project

-	Korean e-Passport Card Project

-	Korean National ID Card Project